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                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549
                                --------------


                                   FORM 8-K

                                Current Report

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):               MARCH 7, 1994


                         COMPREHENSIVE CARE CORPORATION
               (Exact name of registrant as specified in Charter)


              DELAWARE                       0-5751             95-2594724
              (State or other             (Commission          (IRS Employer
              jurisdiction of             File Number)      Identification No.)
              incorporation)

16305 SWINGLEY RIDGE DRIVE, SUITE 100, CHESTERFIELD, MISSOURI           63017
(Address of principal executive offices)                              (zip code)


                                (314) 537-1288
             (Registrant's telephone number, including area code)


                                NOT APPLICABLE
                (Former name, former address and former fiscal
                     year, if changed, since last report)




Exhibit Index on Page 4 of 4 Pages







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ITEM 5.  OTHER EVENTS

New Members of Board of Directors

On March 7, 1994, Mr. J. Marvin Feigenbaum was appointed by a majority of the remaining directors to fill the vacancy on the Board of Directors created by the resignation of Charles Moore, a director of the Registrant from August 20, 1990 to February 10, 1994.

Recently, on January 18, 1994, Mr. William H. Boucher had been appointed by a majority of the Directors to fill the vacancy on the Board of Directors created by the resignation of Norman L. Perry, a director of the Registrant from August 20, 1990 to January 12, 1994.

The Registrant's Board of Directors consists of from 3 to 15 persons, with the exact number of directors to be determined within such range by approval of the Board of Directors pursuant to the Registrant's Bylaws. The Board of Directors most recently, at a meeting on November 17, 1993, approved the exact number of seven (7) directors. The seven (7) members of Registrant's Board of Directors are Chriss W. Street, Chairman; Michael K. O'Toole, Vice Chairman; William H. Boucher; J. Marvin Feigenbaum; Harvey G. Felsen; Howard S. Groth; and W. James Nicol.

New Members of the Compensation Committee

On March 7, 1994, the Board of Directors appointed Messrs. W. James Nicol, William H. Boucher and J. Marvin Feigenbaum to the Compensation Committee of the Board of Directors. Former Compensation Committee member Charles Moore had resigned recently from the Board of Directors. Former Compensation Committee member Howard S. Groth continues to serve on the Board of Directors and to advise the Compensation Committee in the capacity of a paid consultant. Former Compensation Committee member Michael K. O'Toole continues to serve the Board of Directors as Vice Chairman and as a member of the Executive Committee.

Approval of Amendment of Certificate of Incorporation, Subject to Stockholder Approval

On March 7, 1994, the Board of Directors of the Registrant approved, subject to approval by holders of the Registrant's outstanding shares of Common Stock, an amendment to the Registrant's Certificate of Incorporation as in effect at the time (the "Certificate of Incorporation"). The record date for purposes of
determining the holders entitled to give Consent will be March 16, 1994.   The
Board will recommend that the stockholders approve the amendment, and the Registrant intends to solicit written consent to the amendment in the coming days. Approval requires affirmative votes of a majority of the outstanding shares of Common Stock. Registrant has determined to solicit written consents in lieu of a meeting.

A reverse stock split, if approved by the stockholders, and implemented in the discretion of the Board of Directors, will not become effective until an amendment of the Registrant's Certificate of Incorporation is filed in the Office of the Delaware Secretary of State or on some subsequent date specified in the amendment. The Consent solicitation period is anticipated to end Friday, May 6, 1994, or later in the Registrant's discretion. Consents will not be used to effect the intended amendment until the end of the solicitation period, even if the necessary number of votes is earlier received.





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The amendment will, if approved and implemented, effect a reverse stock split of up to 1-for-10, increase the number of authorized shares of Common Stock to as many as 12,500,000 after the reverse stock split (equivalent on a pre-reverse stock split basis to an increase to up to 125,000,000 pre-reverse split shares compared with the current 30,000,000 authorized shares of Common Stock), and decrease the per share par value of the Registrant's capital stock to $0.01 per share on a post-reverse split basis.

Consents are intended to be solicited by the Board of Directors pursuant to proxy statements conforming to the normal proxy statement disclosure requirements. The Registrant intends to qualify the combined, post-reverse stock split shares of Common Stock for listing on the New York Stock Exchange effective when issued. The Board of Directors has reserved the right to reduce the reverse split ratio to as low as 1-for-2, or any higher whole number ratio up to a maximum of 1-for-10, if necessary or appropriate to meet numerical listing standards of the NYSE. The Board has discretion to entirely abandon the reverse stock split prior to the amendment being filed in the Delaware Secretary of State's Office if the new, reverse-stock-split shares of Common Stock are not approved for NYSE listing.

Also, prior or subsequent to stockholder approval, the amendment may be abandoned or delayed for up to 9 months in the discretion of the Board of Directors in the best interests of the Registrant and its stockholders.

Tentative Approval of Voluntary, Temporary Reduction of Conversion Price of Convertible Debentures

On March 7, 1994, the Board of Directors approved in principle and authorized the Executive Committee to explore and make detailed recommendations to the Board of Directors concerning a proposal for the Registrant to voluntarily offer a reduced conversion price on a temporary basis to the holders of the Registrant's 7 1/2% Convertible Subordinated Debentures Due April 15, 2010 ("Convertible Debentures"). Registrant's Board of Directors does not intend to commence such offer to holders of Convertible Debentures until sometime following the contemplated reverse stock split.

The conversion price of the Convertible Debentures is currently approximately $25.97, and a reduced conversion price of Convertible Debentures has not been determined. The purpose of the offer to holders of Convertible Debentures would be to provide incentive to convert into Common Stock some of the approximately $9,538,000 principal amount of Convertible Debentures, thereby reducing Registrant's long-term debt and improving the Registrant's capital structure and also reducing current interest expense.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

         None





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  COMPREHENSIVE CARE CORPORATION

                                                                    (Registrant)



                                                  By:   /s/  Fred C. Follmer
                                                     --------------------------
                                                                 Fred C. Follmer
                                             Senior Executive Vice President and
                                                         Chief Financial Officer
                                                   (Principal Financial Officer)

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